     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1997


                                                      REGISTRATION NO. 333-14441
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                            Post-Effective Amendment

                               No. 2 on Form S-3

                                       to
                                    Form S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                         GT INTERACTIVE SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                              7372                             13-3689915
(State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)       Classification Code Number)             Identification No.)

                              16 EAST 40TH STREET,
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               RONALD CHAIMOWITZ,
                              16 EAST 40TH STREET,
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------
                                   COPIES TO:

                              DAVID P. LEVIN, ESQ.
                       KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100
                      ------------------------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]


================================================================================

                                EXPLANATORY NOTE



     GT Interactive Software Corp. (the "Registrant") has filed a Registration Statement on Form S-3 (Registration No. 333-14441) (the "Registration Statement") which originally registered on Form S-1 3,458,375 shares of common stock, par value $0.01 per share, of the Registrant for sale by certain selling stockholders. The offering contemplated by the Registration Statement terminated on July 10, 1997. Pursuant to the undertaking contained in the Registration Statement, the Registrant is hereby filing this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on July 10, 1997.


                                          GT INTERACTIVE SOFTWARE CORP.

                                          By: /s/  RONALD CHAIMOWITZ

                                          --------------------------------------
                                          Name: Ronald Chaimowitz
                                          Title: President and Chief Executive
                                          Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph J. Cayre, Ronald Chaimowitz and Jack J. Cayre his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                TITLE(S)                      DATE
-------------------------------------  ---------------------------------------- ---------------
        /s/  JOSEPH J. CAYRE           Chairman of the Board                    July 10, 1997
-------------------------------------
           Joseph J. Cayre
         /s/  ANDREW GREGOR            Senior Vice President, Finance and       July 10, 1997
-------------------------------------  Administration, and Chief Financial
            Andrew Gregor              Officer (Principal Financial and
                                       Accounting Officer)

       /s/  RONALD CHAIMOWITZ          President, Chief Executive Officer       July 10, 1997
-------------------------------------  and Director
          Ronald Chaimowitz

         /s/  JACK J. CAYRE            Executive Vice President, Director       July 10, 1997
-------------------------------------
            Jack J. Cayre

         /s/  KENNETH CAYRE            Director                                 July 10, 1997
-------------------------------------
            Kenneth Cayre

         /s/  STANLEY CAYRE            Director                                 July 10, 1997
-------------------------------------
            Stanley Cayre

       /s/  STEVEN A. DENNING          Director                                 July 10, 1997
-------------------------------------
          Steven A. Denning

              SIGNATURE                                TITLE(S)                      DATE
-------------------------------------  ---------------------------------------- ---------------

        /s/  WILLIAM E. FORD           Director                                 July 10, 1997
-------------------------------------
           William E. Ford

         /s/  JORDAN A. LEVY           Director                                 July 10, 1997
-------------------------------------
           Jordan A. Levy

        /s/  ALVIN N. TELLER           Director                                 July 10, 1997
-------------------------------------
           Alvin N. Teller